UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 16, 2013, Anacor Pharmaceuticals, Inc. (the “Company”) entered into a research agreement with the United States Department of Defense, Defense Threat Reduction Agency (“DTRA”) (the “DTRA Research Agreement”) to design and discover new classes of systemic antibiotics.  A drug discovery consortium formed by the Company, Colorado State University and the University of California at Berkeley will conduct the research over a three and a half year period.  The work under the DTRA Research Agreement is funded by a $13.5 million award from DTRA’s R&D Innovation and Systems Engineering Office which was established to search for and execute strategic investments in innovative technologies for combating weapons of mass destruction. Under this DTRA Research Agreement, Anacor will apply its boron chemistry to discover rationally designed novel antibiotics that target DTRA-priority pathogens known to exhibit resistance to existing antibiotics.

The foregoing is only a summary description of the terms of the DTRA Research Agreement, does not purport to be complete and is qualified in its entirety by reference to the DTRA Research Agreement that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2013.

A copy of the press release announcing the DTRA Research Agreement is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

Exhibit Number	Description
99.1	Press Release titled “Anacor Pharmaceuticals Awarded U.S. Government Funding to Discover New Classes of Systemic Antibiotics,” dated October 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2013	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release titled “Anacor Pharmaceuticals Awarded U.S. Government Funding to Discover New Classes of Systemic Antibiotics,” dated October 21, 2013